NOTICE OF GRANT OF RESTRICTED STOCK UNITS (Associated with the Director Compensation Plan adopted in August 2023)	Super Micro Computer, Inc. ID: 77-0353939 980 Rock Ave. San Jose, CA 95131 (408) 503-8000

Name: Address: City, Zip: Country:	Grant #: Plan: ID:	2020

You (“you” or the “Grantee”) have been granted an award of restricted stock units (“RSUs”) subject to the terms and conditions in the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (as amended and restated as of May 18, 2022, the “Plan”) and the attached Restricted Stock Units Award Agreement (the “Agreement”), as follows:

Date of Grant:
Vesting Commencement Date:	June 30, 202_
Total Number of RSUs Granted:

Vesting Schedule: Subject to the terms and conditions of Section 4 and Section 5 of the Agreement, the RSUs shall vest as follows: This Restricted Stock Units award shall vest 100% on the first annual anniversary of the Vesting Commencement Date set forth above (the “Vest Date,” and the one-year period ending on the Vest Date, the “Vesting Year”); provided, however, that if your Service terminates before the Vest Date, the number of RSUs that shall be “Vested” immediately as of the date of such termination shall equal (rounded down to the nearest whole RSU) the total number of RSUs granted multiplied by a fraction (not greater than one), the numerator of which is the number of days that have elapsed since the Vesting Commencement Date prior to such termination, and the denominator of which is the number of days in the Vesting Year.
You understand and agree that the RSUs are granted subject to and in accordance with the terms of the Plan. You further agree to be bound by the terms of the Plan and the terms of the Agreement, which is attached hereto. A copy of the Plan is available in your grant package.
Nothing in this Notice, the attached Agreement or in the Plan confers upon you any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate your employment or other service at any time.
Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in the Plan, this Notice or in the Agreement.

Super Micro Computer, Inc.

Charles Liang
Chairman of the Board, President and CEO

NAI-1537690548v4

SUPER MICRO COMPUTER, INC.
RESTRICTED STOCK UNITS AGREEMENT
(Associated with the Director Compensation Plan adopted in August 2023)

    Super Micro Computer, Inc., a Delaware corporation (the “Company”) has granted to the “Grantee” named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached (such person, the “Grantee”) an award consisting of Restricted Stock Units (the “RSUs”) subject to the terms and conditions set forth in the Notice and this Agreement. The award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (as amended and restated as of May 18, 2022, the “Plan”), the provisions of which are incorporated herein by reference.

1.Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth, pursuant to authorization under resolutions of the Committee, the Company hereby confirms to the Grantee the grant of RSUs in an amount as set forth in the Notice, effective as of the Date of Grant set forth the Notice.
2.Nonforfeitability of RSUs. The RSUs (unless terminated as hereinafter provided) shall become payable if the RSUs have vested and the Grantee’s right to receive payment for the RSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with the Notice and this Agreement.
3.Vesting of RSUs. Subject to the terms and conditions of Section 4 and Section 5 of this Agreement, the RSUs shall Vest in accordance with the Vesting Schedule on the Vest Date as set forth in the Notice, only if the Grantee’s Service has not terminated before the applicable Vest Date provided for the RSUs in the Notice, all subject to the terms of the Notice and this Agreement.
4.Effect of Change in Control. In addition to the specific (and potentially earlier) vesting provisions set forth in the Notice and the provisions of Section 3, in the event of a Change in Control, subject to approval by the Committee, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Grantee, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding RSUs or substitute for all or any portion of the outstanding RSUs substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 4, each RSU shall be deemed assumed if, following the Change in Control, the RSU confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the RSU to consist solely of common stock of the Acquiror equal in Market Value per Share to the consideration received by holders of Common Stock pursuant to the Change in Control. The RSUs shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that RSUs subject to this Agreement are neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

NAI-1537690548v4

5.Forfeiture of RSUs. In the event that the Grantee’s Service is terminated for any reason or no reason prior to the Vest Date, (a) the RSUs shall Vest in accordance with the Vesting provisions as set forth in the Notice, (b) any RSUs that do not Vest pursuant to the Notice shall be forfeited automatically and without further notice 30 days after such termination, and (c) the Company shall automatically reacquire all such forfeited RSUs and the Grantee shall not be entitled to any payment therefor.
6.Form and Time of Payment of RSUs. Subject to Section 5 and Section 11, payment for Vested RSUs shall be made in Common Stock on the first Settlement Date concurrent with or following the applicable date such RSUs (or portion thereof) Vest, as specified in the Notice, or otherwise cease to be subject to a “substantial risk of forfeiture” for purposes of Section 409A of the Code. Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Stock may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement. The Company’s obligations to the Grantee with respect to the RSUs shall be satisfied in full upon the issuance of Common Stock corresponding to such Vested RSUs.
7.RSUs Not Transferable. Subject to Section 15 of the Plan, none of the RSUs nor any interest therein or in any Common Stock underlying such RSUs shall be transferable prior to the issuance of Common Stock on the applicable Settlement Date, other than by will or the laws of descent and distribution.
8.No Dividend Equivalents; No Rights as Stockholder. The Grantee shall not be entitled to dividend equivalents with respect to the RSUs or the shares of Common Stock underlying the RSUs. The Grantee will not have any rights as a Stockholder with respect to the Common Stock subject to the RSUs prior to the date such shares have been issued to the Grantee.
9.Adjustments. The number of and kind of shares of Common Stock covered by the RSUs and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment as provided in Section 11 of the Plan.
10.Tax Matters.
(a)If the Company is required to withhold federal, state, local or other national taxes or other amounts in connection with the Grantee’s right to receive Common Stock under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any such Common Stock (or the realization of any other benefit provided for under this Agreement) that the Grantee timely make arrangements satisfactory to the Company for payment of such taxes or other amounts (such amounts, collectively, the “Tax Withholdings”).
(b)Unless otherwise determined by the Committee, the Tax Withholdings shall be satisfied by the Company’s retention of a portion of the Common Stock provided for under this Agreement, by deducting from the Common Stock otherwise deliverable to the Grantee in settlement of the RSUs a number of whole shares of Common Stock having a fair market value, as determined by the Company as of the date on which the Tax Withholdings obligation arises, not in excess of the amount of such Tax Withholdings determined by the applicable minimum statutory withholding rates (unless higher withholding amounts would not result in adverse accounting implications for the Company and are authorized by the Committee, and the total amount withheld does not exceed the Grantee’s estimated tax obligations attributable to the settlement of the RSUs).

NAI-1537690548v4

(c)If the Grantee is not an officer or director for purposes of Section 16 of the Exchange Act, or the Grantee is an officer or director for purposes of Section 16 of the Exchange Act and obtains the express approval of the Committee, then, alternatively, unless otherwise determined by the Company, the Grantee may, in addition to the withholding method set forth in Section 10(b), satisfy such Tax Withholdings (i) by paying the Company cash via personal check, wire transfer, or other means of immediate electronic payment, (ii) by the Grantee’s surrender of Common Stock that he or she has owned, or (iii) in accordance with procedures established by the Company providing for delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form permitted and approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to Common Stock that he or she already owned or some or all of the Common Stock acquired upon settlement of the RSUs provided for under this Agreement, in each case subject to compliance with applicable law and the Company’s insider trading policy and procedures, provided in each case that the Grantee provides the Company adequate notice of such election in accordance with the Company’s then-applicable policies and procedures.
(d)The Grantee has reviewed with the Grantee’s own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Grantee relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax obligations and any other tax-related liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
11.Compliance with Law; Restrictions on Grant of the RSUs and Issuance of Shares. The grant of the RSUs and issuance of shares of Common Stock upon settlement of the RSUs shall be subject to compliance with all applicable requirements of federal, state or other national law with respect to such securities. Notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any of the Common Stock covered by this Agreement if the issuance thereof would result in violation of any applicable federal, state or other national securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the award of RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSUs, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
12.No Right to Future Awards; Right to Terminate Service. This RSU award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the Grantee’s Service at any time.
13.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life

NAI-1537690548v4

insurance coverage available to any beneficiary under any life insurance plan of the Company or a Subsidiary.
14.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment shall materially impair the rights of the Grantee with respect to the Common Stock or other securities covered by this Agreement or modify the Settlement Date without the Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of the Grantee to certain amendments shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement shall continue to be valid and fully enforceable.
16.Clawback. The RSUs may be subject to clawback in accordance with the Plan and the Company’s recoupment policy as may be in effect from time to time.
17.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware and venue shall be exclusively in the applicable court in Santa Clara County, California, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
19.Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
20.Acknowledgement and Agreement. By electronically accepting the Notice, the Grantee: (a) acknowledges receipt of and represents that the Grantee has read and is familiar with the Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the award, (b) accepts the award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.
21.Counterparts. The Notice with this Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.
22.Section 409A of the Code. To the extent applicable, it is intended that the settlement of the RSUs comply with or be exempt from Section 409A of the Code, and this Agreement shall be interpreted, operated and administered in a manner consistent with this intent. The Company makes no representation or covenant to ensure that the RSUs, settlement of

NAI-1537690548v4

the RSUs or other payment hereunder are compliant with Section 409A of the Code and shall have no liability to the Grantee or any other party if the settlement of the RSUs or other payment hereunder that is intended to be compliant with Section 409A of the Code is not so compliant or for any action taken by the Company with respect thereto. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and shall also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
23.Relation to the Plan. In the event of any inconsistency between the provisions of the Notice, this Agreement and the Plan, the Plan shall govern.
24.Privacy. The Company respects Grantee’s privacy. In order to administer Grantee’s equity award, the Company collects and uses certain personal information about Grantee, including Grantee’s prior equity grant information where applicable. If Grantee is a California resident, Grantee should refer to the Company’s California Consumer Privacy Act Notice for more information about the personal information the Company collects about Grantee and the purposes for which the Company will use such data.
25.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Notice; provided, however, that if any capitalized term used herein is not defined in either the Notice or this Agreement, it shall have the meaning assigned to it in the Plan. For the avoidance of doubt, if a capitalized term is defined in both the Plan and either the Notice or this Agreement, the definition in the Notice or this Agreement shall control. As used in this Agreement:
(a)“Service” shall mean the Grantee’s service with the Company as a Director. The Company, in its discretion, shall determine whether the Grantee’s Service has terminated and the effective date of such termination.
(b)“Settlement Date” shall mean the first to occur of (i) the first anniversary of the Vesting Commencement Date (as described in the Notice), (ii) within ten (10) days following a Change in Control, but only if such Change in Control constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation § 1.409A-3(i)(5), or (iii) within thirty (30) days following the date of the Grantee’s separation from service (within the meaning of Section 409A of the Code) (each such date, an “Original Settlement Date”); provided, however, that if the tax withholding obligations, if any, of the Company or a Subsidiary, shall not be satisfied by the share withholding method described in Section 10(b) and an Original Settlement Date would occur on a date on which a sale by the Grantee of the shares to be issued in settlement of the Vested RSUs would violate the Trading Compliance Policy (or any successor or substantially similar policy) of the Company, then the Settlement Date for such Vested RSUs shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the end of the calendar year that includes the Original Settlement Date or, if later, by the 15th day of the third calendar month following the first day of the Original Settlement Date.

NAI-1537690548v4